EXHIBIT 10.150

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT dated as of June 22, 2000 (the "Amendment"), to the Loan Agreement referenced below, is by and among PPGx, Inc., a Delaware corporation (the "Borrower"), Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company"), and First Union National Bank
(the "Bank").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Loan Agreement dated as of February 1, 1999 (as supplemented, amended and modified, the "Loan Agreement"; terms used but not otherwise defined herein shall have the meanings provided in the Loan Agreement) among the Borrower, the Company and the Bank, the Bank has agreed to provide the Borrower with an $8 million revolving credit facility;

         WHEREAS, the Borrower has requested certain modifications to the Loan Agreement including, without limitation, an increase in the size of the credit facility to $9 million; and

         WHEREAS, the Bank has agreed to make the requested modifications on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       The Loan Agreement is amended in the following respects:

         1.1 The definition of "Termination Date" in Section 1. of the Loan Agreement is amended to read as follows:

                  "Termination Date" means September 30, 2000.

         1.2 The first sentence of Section 2.1 of the Loan Agreement is amended to read as follows:

                  During the Commitment Period, subject to the terms and conditions hereof, the Bank agrees to make revolving loans to the Borrower upon request in an aggregate principal amount of up to (a) prior to June 30, 2000, NINE MILLION DOLLARS ($9,000,000) at any time outstanding, and (b) on and after June 30, 2000, ONE MILLION DOLLARS ($1,000,000) at any time outstanding (the "Committed Amount").

         1.3      Section 2.7 is amended to read as follows:

                  2.7      Prepayments.

                           (a) Voluntary Prepayments. The Borrower may prepay
                  the Loans in whole or in part without premium or penalty. LIBOR Rate Loans may not be prepaid in whole or in part prior to the end of the applicable Interest Period. Amounts prepaid may, subject to the terms and conditions hereof, be reborrowed.


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                           (b) Mandatory Prepayments. If at any time the
                  aggregate principal amount of Loans shall exceed the Committed Amount, the Borrower shall immediately make payment on the Loans in an amount sufficient to eliminate the excess.

         2. This Amendment shall be effective as of the date set forth above upon satisfaction of the following conditions:

                  (a) execution of this Amendment by the Borrower, the Company and the Bank;

                  (b) execution of an amended and restated Note by the Borrower in the form attached hereto as Exhibit A; and

                  (c) receipt by the Bank of a legal opinion of counsel to the Borrower and the Company in the form attached hereto as Exhibit B.


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         3. The Borrower hereby represents and warrants that as of the date hereof the representations and warranties contained in Section 5 of the Loan Agreement (except for those which expressly relate to an earlier date) are true and correct in all material respects.

         4. The Company (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the its obligations under the Loan Agreement or the other Credit Documents.

         5. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         6. Except as modified hereby, all of the terms and provisions of the Loan Agreement and the other Credit Documents remain in full force and effect.

         7. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Bank.

         8. This Amendment shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this First
Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                           PPGx, Inc.,
                                    a Delaware corporation

                                    By: /s/ Joshua S. Baker
                                       --------------------
                                    Name: Joshua S. Baker
                                    Title: President & CEO

COMPANY: PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation

                                    By: /s/ Fredric N. Eshelman
                                       ------------------------
                                    Name: Fredric N. Eshelman
                                    Title:  CEO

BANK:                               FIRST UNION NATIONAL BANK

                                    By: /s/ G. Mendel Lay, Jr.
                                       -----------------------
                                    Name:  G. Mendel Lay, Jr.
                                    Title:  Sr. V.P.